EXHIBIT 21



                   STIRLING COOKE BROWN HOLDINGS LIMITED

                                SUBSIDIARIES



The following subsidiaries are incorporated in Bermuda.

Realm Investments Ltd.
Raydon Underwriting Management Company Limited
Realm Captive Management Company Limited
Realm Underwriting Management Ltd
Stirling Cooke Brown Insurance Brokers (Bermuda) Limited
Comp Indemnity Reinsurance Company Limited
Realm Insurance Services Limited



The following subsidiaries are incorporated in the United Kingdom:

Stirling Cooke Brown Holdings (UK) Limited
Stirling Cooke Brown Insurance Brokers Limited
Stirling Cooke Brown Reinsurance Brokers Limited



The following subsidiaries are incorporated in the United States:

Stirling Cooke North American Holdings Ltd., a Delaware corporation
Stirling Cooke Insurance Services Inc., a Florida corporation
Stirling Cooke (Texas) Inc., a Texas corporation
Stirling Cooke Risk Management Services, Inc., a Florida corporation
Stirling Cooke Brown North American Reinsurance Intermediaries, Inc.,
   a New York corporation
Employers and Providers Resource Group Inc., a Delaware corporation
North American Risk Inc., a Texas corporation
Realm National Insurance Company, a New York Insurance corporation
Stirling Cooke Southeast, Inc., an Alabama corporation
World Trade Services Inc., a New York corporation
Stirling Cooke New York Insurance Services Agency Inc., a New York corporation